UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

salesforce.com, inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3320693
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

The Landmark @ One Market, Suite 300 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-111289 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The information contained in “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (Commission File No. 333-111289), filed with the Securities and Exchange Commission (the “Form S-1 Registration Statement”) is hereby incorporated by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

1. Eighth Amended and Restated Certificate of Incorporation of Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement.

2. Form of Restated Certificate of Incorporation of Registrant, incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1 Registration Statement.

3. Bylaws of Registrant, incorporated by reference to Exhibit 3.3 to the Registrant’s Form S-1 Registration Statement.

4. Form of Amended and Restated Bylaws of Registrant, incorporated by reference to Exhibit 3.4 to the Registrant’s Form S-1 Registration Statement.

5. Second Amended and Restated Rights Agreement dated as of November 28, 2000 and amendments thereto, incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 Registration Statement.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

salesforce.com, inc.

Date: June 21, 2004	By:	/s/ David Schellhase
David Schellhase Vice President and General Counsel

Exhibit Index

Exhibit Number	Description of Document
1	Eighth Amended and Restated Certificate of Incorporation of Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement.

2	Form of Restated Certificate of Incorporation of Registrant, incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1 Registration Statement.

3	Bylaws of Registrant, incorporated by reference to Exhibit 3.3 to the Registrant’s Form S-1 Registration Statement.

4	Form of Amended and Restated Bylaws of Registrant, incorporated by reference to Exhibit 3.4 to the Registrant’s Form S-1 Registration Statement.

5	Second Amended and Restated Rights Agreement dated as of November 28, 2000 and amendments thereto, incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 Registration Statement.